                                                                    Exhibit 4.17



THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE SECURITIES LAWS OR ANY RULE OR REGULATION
PROMULGATED THEREUNDER, IS AVAILABLE.   SUCH SECURITIES ARE SUBJECT TO THE
RESTRICTIONS AND PRIVILEGES SPECIFIED IN THE WARRANT AGREEMENT, DATED AS OF JANUARY 23, 1997, BETWEEN DEEPTECH INTERNATIONAL INC. AND THOMAS P. TATHAM, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF DEEPTECH AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST, AND THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND THEREBY.



No. 001A


                              WARRANT CERTIFICATE
                          DEEPTECH INTERNATIONAL INC.

         This Warrant Certificate certifies that Thomas P. Tatham, or registered assigns thereof, is the restricted holder of 825,000 warrants (the "Warrants") to purchase shares of common stock of DeepTech International Inc. ("DeepTech"). Each Warrant entitles the holder, but only subject to the conditions set forth herein and in the Warrant Agreement referred to below, to purchase from DeepTech before 5:00 p.m., New York, New York time, on the Expiration Date (as such term is defined in the Warrant Agreement), being November 7, 1998, one fully paid and nonassessable share of common stock of DeepTech ("Warrant Stock") at a price (the "Exercise Price") of $10.00 per share of Warrant Stock payable as set forth in the Warrant Agreement. The number of shares of Warrant Stock for which each Warrant is exercisable and the Exercise Price are each subject to adjustment prior to the Expiration Date upon the occurrence of certain events as set forth in the Warrant Agreement. The holder hereof acknowledges that 300,000 of the Warrants represented by this Certificate may be exercisable only upon the occurrence of certain events as set forth in the Warrant Agreement.

         DeepTech may deem and treat the registered holders of the Warrants evidenced hereby as the absolute owner thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holders hereof, and for all other purposes.

         Warrant Certificates, when surrendered at the office of DeepTech by the registered holder hereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another

Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentment for registration of transfer of this Warrant Certificate at the office of DeepTech at 7400 Texas Commerce Tower, 600 Travis, Houston, Texas 77002 or such other address as DeepTech may specify in writing to the registered holder of the Warrants evidenced hereby, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate to the transferee(s) and, if less than all the Warrants evidenced hereby are to be transferred, the registered holder hereof, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Agreement, dated as of January 23, 1997, between DeepTech and Thomas P. Tatham (as amended, the "Warrant Agreement"). Said Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of DeepTech and the holders, and in the event of any conflict between the terms of this Warrant Certificate and the provisions of the Warrant Agreement, the provisions of the Warrant Agreement shall control.

         IN WITNESS WHEREOF, DeepTech has caused this Warrant Certificate to be duly executed and its corporate seal to be impressed hereon and attached by its Secretary.

Dated: May ___, 1997

                                           DEEPTECH INTERNATIONAL INC.


                                           By:
                                              --------------------------------
                                                Donald V. Weir
                                                Chief Financial Officer

(CORPORATE SEAL)

ATTEST:


--------------------------------
Janet E. Sikes
Secretary

                                                                    EXHIBIT A TO
                                                             WARRANT CERTIFICATE


                               SUBSCRIPTION FORM

                                 [To be executed only upon exercise of Warrants]

         The undersigned registered owner of this Warrant Certificate irrevocably exercises Warrants for the purchase of shares of Common Stock of DeepTech International Inc. and herewith makes payment therefor

         $_____  in cash or

         $_____ by reduction of an amount of outstanding principal and accrued interest under the DeepTech Note or

         $_____ by transfer to DeepTech of an amount of outstanding principal and accrued interest under the FPS Note,

all at the price and on the terms and conditions specified in the Warrant Certificate and the Warrant Agreement, and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of ____________________________________________ and delivered to _____
___________________________________________ whose address is
________________________________________________ and, if such shares of Common
Stock shall not include all of the shares of Common Stock issuable as provided in the Warrant Certificate, that a new Warrant Certificate of like tenor and date for the balance of the shares of Common Stock issuable thereunder be delivered to the undersigned.


----------------------------------------
(Name of Registered Owner)


----------------------------------------
(Signature of Registered Owner)


----------------------------------------
(Street Address)


----------------------------------------
(City)    (State)         (Zip Code)

                                                                    EXHIBIT B TO
                                                             WARRANT CERTIFICATE

                                ASSIGNMENT FORM


         FOR VALUE RECEIVED the undersigned registered owner of the attached Warrant Certificate hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant Certificate, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee:
                              ------------------------------
                              ------------------------------
                              ------------------------------
                              ------------------------------

No. of Shares of
Common Stock ______


and does hereby irrevocably constitute and appoint________________________ _____________________ attorney-in-fact to register such transfer on the books of DeepTech International Inc. maintained for that purpose, with full power of substitution in the premises.


Dated:
        --------------------------

Name:
        --------------------------


Signature:
           -----------------------


Witness:
           -----------------------

          The assignee named above hereby agrees to purchase and take the attached Warrant Certificate pursuant to and in accordance with the terms and conditions of the Warrant Agreement, dated as of January 23, 1997, between DeepTech International Inc. and Thomas P. Tatham and agrees to be bound thereby.

Dated:
      ----------------------------

Name:
      ----------------------------

Signature:
          ------------------------